UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A, Common Stock, par value $0.01 per share	EQBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On July 17, 2025, Equity Bancshares, Inc. (the “Company”) completed an offering of $75 million in aggregate principal amount of its 7.125% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”) pursuant to Subordinated Note Purchase Agreements (collectively, the “Note Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors (the “Purchasers”). The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Company intends to use the net proceeds from the offering for general corporate purposes, including repayment of indebtedness.

In connection with the issuance and sale of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to conduct an offer to exchange the Notes for subordinated notes with substantially the same terms as the Notes in an offering registered under the Securities Act. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The Notes were issued under an Indenture, dated as of July 17, 2025 (the “Indenture”), by and between the Company and UMB Bank, N.A., as trustee. The Notes will mature on August 1, 2035. From and including July 17, 2025, to, but excluding, August 1, 2030 or the date of earlier redemption, the Company will pay interest on the Notes semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026, at a fixed interest rate of 7.125% per annum. From and including August 1, 2030, to, but excluding, the maturity date or the date of earlier redemption (the “Floating Rate Period”) the Company will pay interest on the Notes at a floating interest rate. The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period shall be equal to the then-current Three-Month Term SOFR (as defined in the Indenture) plus 349 basis points for each quarterly interest period during the Floating Rate Period. Interest payable on the Notes during the Floating Rate Period will be paid quarterly in arrears on February 1, May 1, August 1, and November 1, of each year commencing, on November 1, 2030. Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of August 1, 2030, and on any interest payment date thereafter, (ii) in whole, but not in part, upon the occurrence of a “Tier 2 Capital Event,” a “Tax Event,” or “Investment Company Event” (each as defined in the Indenture). The redemption price with respect to any redemption permitted under the Indenture will be equal to 100% of the principal amount of the Notes, or portion thereof, to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency, and any other bank regulatory agency, to the extent such approval shall then be required under applicable laws or regulations, including capital adequacy rules or regulations.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon the Company’s or the Bank’s bankruptcy, insolvency, reorganization, receivership or other similar proceedings.

The Notes are general unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Indenture), including all of its general creditors. The Notes will be equal in right of payment with any of the Company’s existing and future subordinated indebtedness, and will be senior to the Company’s obligations relating to any junior subordinated debt securities issued to the Company’s subsidiary trusts. In addition, the Notes are effectively subordinated to all secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness.

The foregoing descriptions of the Indenture, the Notes, the Note Purchase Agreement and Registration Rights Agreement does not purport to be complete and are each qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 17, 2025, by and between Equity Bancshares, Inc. and UMB Bank, N.A., as trustee

4.2	Form of 7.125% Fixed-to-Floating Rate Subordinated Note due 2035 (included in Exhibit 4.1)

10.1	Form of Subordinated Note Purchase Agreement, dated as of July 17, 2025, by and among Equity Bancshares, Inc. and the several purchasers thereto.

10.2	Form of Registration Rights Agreement, dated as of July 17, 2025, by and among Equity Bancshares, Inc. and the several purchasers thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: July 18, 2025	By:	/s/ Chris M. Navratil
Chris M. Navratil
Executive Vice President and Chief Financial Officer